UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2021
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

333-254724	83-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Notice of Satisfaction of Conditions for Early Lock-Up Expiration; Expected Early Lock-Up Expiration Extension Date

In connection with Semrush Holdings, Inc.’s (the “Company”) initial public offering of Class A common stock (the “IPO”), each of the Company’s executive officers, directors, and the holders of substantially all of the Company’s capital stock and securities convertible into or exchangeable for the Company’s capital stock as of the IPO entered into lock-up agreements with the underwriters that restrict such stockholders’ ability to sell or transfer their shares for a period of 180 days after March 24, 2021.

The lock-up agreements provide that if, at any time beginning 90 days after March 24, 2021, (i) the Company has furnished at least one earnings release under Item 2.02 of Form 8-K or filed at least one quarterly report on Form 10-Q or annual report on Form 10-K and (ii) the last reported closing price of the Company’s Class A common stock is at least 25% greater than the IPO price per share set forth on the cover page of the final prospectus for 10 out of 15 consecutive trading days (the “Early Lock-Up Expiration Conditions”), 33% of the shares (which, for purposes of holders of options, shall only include options that have vested as of such date) that are subject to the restrictions set forth in each lock-up agreement will be automatically released from such restrictions, which release shall occur immediately prior to the opening of trading on the day following the end of the 15-day trading period (the “Early Lock-Up Expiration Date”); provided, that if, at the time of the Early Lock-Up Expiration Date, the Company is in a “black-out” period under its insider trading policy (or similar period when trading is not permitted by insiders under the Company’s insider trading policy), the Early Lock-Up Expiration Date shall be delayed (the “Early Lock-Up Expiration Extension”) until the close of trading on the day that is one business day following the date that the Company next announces operating results for the previous fiscal quarter.

On June 22, 2021, the Early Lock-Up Expiration Conditions were satisfied and the Company was in its quarterly “black-out” period.

In accordance with the lock-up agreements, the restricted period for the eligible 33% of the shares subject to each lock-up agreement will end, and such shares will become eligible for immediate sale in the public market, at the open of trading on the second business day following the date that the Company announces its earnings results for its fiscal quarter ended June 30, 2021 (the “Early Lock-Up Expiration Extension Date”) (subject to trading limitations on shares held by affiliates of the Company, restrictions under the Company’s insider trading policy and continued vesting of any unvested equity awards as of such date). The Company expects to announce its earnings results for its fiscal quarter ended June 30, 2021 in August 2021. The Company will announce the expected Early-Lock Up Expiration Extension Date at least two days prior to the opening of trading on the Early Lock-Up Expiration Extension Date.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Semrush Holdings, Inc. on June 28, 2021, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: June 28, 2021	By:	/s/ Sharon Levine
Sharon Levine
Senior Vice President and General Counsel